UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): December 21, 2004


                            Kinetic Concepts, Inc.
            (Exact name of registrant as specified in its charter)


        Texas                        0001-09913                  74-1891727
--------------------------  ------------------------------  ------------------
  (State or other                  (Commission              (IRS Employer
   jurisdiction                    File Number)             Identification No.)
  of incorporation)


              8023 Vantage Drive
              San Antonio, Texas                                 78230
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      (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (210) 524-9000


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        (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

         On December 21, 2004, Kinetic Concepts, Inc. ("KCI" or the "Company") entered into Amendment No. 3 to the Credit Agreement and Amendment No. 1 to the Guarantee and Collateral Agreement (the "Amendment") with Morgan Stanley Senior Funding, Inc. as administrative agent for the lenders and JPMorgan Securities Inc. as sole lead arranger and sole book manager for the Amendment. The Amendment amends our existing Credit Agreement dated August 11, 2003 (as previously amended, the "Credit Agreement"). The Amendment includes the following changes (among other changes):

o There is a new B2 term loan facility in the original principal amount of $352.6 million, the proceeds of which were used to pay off all amounts owed under the previously-existing B1 term loan facility. The applicable margin with respect to the new B2 term loan facility is (a) at any time that the leverage ratio (as defined in the Credit Agreement) is greater than 2.25 to 1.00, 1.00% in the case of base rate loans and 2.00% in the case of Eurodollar loans, (b) at any time that the leverage ratio is less than or equal to 2.25 to 1.00, 0.75% in the case of base rate loans and 1.75% in the case of Eurodollar loans and (c) at any time that the leverage ratio is less than or equal to 1.75 to 1.00 and the loans are rated at least (i) Ba1 by Moody's and BB by Standard and Poor's or (ii) Ba2 by Moody's and BB+ by Standard and Poor's, 0.50% in the case of base rate loans and 1.50% in the case of Eurodollar loans.

o The limit on how much we are allowed to spend acquiring other businesses was increased to $100 million per fiscal year, with unused portions of that allowance being carried forward for up to three fiscal years.

o The requirement that specified stockholders collectively hold at least 20% of our voting stock was removed.

o The limitation on any person or group acting together owning more of our voting stock than specified existing stockholders was replaced with a provision limiting to 50% the amount of our voting stock that may be owned by any person or group acting together (other than specified existing stockholders).

         The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed herewith as Exhibit 10.1 and incorporated herein by reference.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         (a) See the information contained in Item 1.01 of this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

10.1 Amendment No. 3 to the Credit Agreement and Amendment No. 1 to the Guarantee and Collateral Agreement dated December 21, 2004.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              KINETIC CONCEPTS, INC.
                                              (REGISTRANT)


Date: December 22, 2004                       By: /s/ Martin J. Landon
                                                  ----------------------------
                                              Name:   Martin J. Landon
                                              Title:  Vice President and Chief
                                                      Financial Officer

                                 EXHIBIT INDEX

Exhibit No.         Description

10.1 Amendment No. 3 to the Credit Agreement and Amendment No. 1 to the Guarantee and Collateral Agreement dated December 21, 2004.